Confidential treatment has been sought for portions of this document marked with "*" and such portions have been separately filed with the SEC.



                                                                EXHIBIT 10.16(a)

                                   BOULLIOUN
                         AIRCRAFT HOLDING COMPANY, INC.



May 15, 1997



Frontier Airlines, Inc.
12039 E. 46th Avenue, Suite 200
Denver, Colorado  80239

Attention:     Mr. Arthur T. Voss
               Vice President-Administration and General Counsel

Re:  Amendment No. 1 to Aircraft Lease Agreement (MSN 28760)
     -------------------------------------------------------

Dear Sir or Madam:

Reference is hereby made to that certain Aircraft Lease Agreement (MSN 28760), dated as of December 12, 1996 (the "Lease Agreement"), between Boullioun Aircraft Holding Company, Inc. ("Lessor") and Frontier Airlines, Inc. ("Lessee"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Lease Agreement.

Lessor and Lessee hereby agree that Section 4.1 of Schedule 2 to the Lease Agreement is deleted in its entirety and replaced by Attachment 1 hereto.

Other than as amended as set forth herein, the Lease Agreement shall remain in full force and effect.

Lessor and Lessee hereby agree that this letter agreement shall be an "Operative Document" for all purposes of the Lease Agreement.

Frontier Airlines, Inc.
May 15, 1997
Page 2

If the foregoing is acceptable to you, please indicate by signing and returning a copy of this letter to Thomas O. Kaluza before 5:00 p.m. (Seattle time) on May 21, 1997.

BOULLIOUN AIRCRAFT HOLDING COMPANY, INC.

By:     /s/
   ----------------------------------------------
     Title:  Senior Vice President, Marketing


The foregoing is hereby accepted and agreed to this 20th day of May, 1997.

FRONTIER AIRLINES, INC.

By:       /s/ Arthur T. Voss
   ----------------------------------------------
     Title:  Vice President

                  CONFIDENTIAL TREATMENT SOUGHT FOR PORTIONS
                         OF DOCUMENT MARKED WITH " * "
                                                                    Attachment 1
                                                                     (MSN 28760)



       4.1  TERMINATION TRIGGERS.

          If any one or more of the following is true, then Lessor may, at its sole option, terminate the Lease Agreement and the other Operative Documents by notice to Lessee:

          4.1.1 A Default shall have occurred at any time (even if not then continuing).

          4.1.2     *

          4.1.3     *

          4.1.4     *

          4.1.5     *

          4.1.6     [Intentionally left blank]

          4.1.7     [Intentionally left blank]

          4.1.8 Notwithstanding Section 6.2.1.3 of the Lease Agreement, prior to the Delivery Date Lessee or one or more of its shareholders enters into an agreement (whether preliminary or final) (1) providing for or allowing Lessee to consolidate with or merge into any other corporation or for any other corporation to consolidate with or merge into Lessee or (2) to effect a change in the Person, or group of Persons, who or which control Lessee. For purposes of this section, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

The accounting terms used in this Section 4.1 shall be interpreted with reference to generally accepted accounting principles, as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, and as applied on a basis consistent with prior periods.

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